IDEX Proprietary & Confidential Third Quarter Earnings October 18, 2016

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries • IDEX’s Outlook • Q3 2016 Financial Performance • Q3 2016 Segment Performance • Fluid & Metering • Health & Science • Fire & Safety / Diversified Products • 2016 Guidance Summary • Q&A 1 AGENDA

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries • Dial toll–free: 877.660.6853 • International: 201.612.7415 • Conference ID: #13620008 • Log on to: www.idexcorp.com 2 Replay Information

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries Cautionary Statement Under the Private Securities Litigation Reform Act; Non-GAAP Measures This presentation and discussion will include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the company believes,” “the company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries – all of which could have a material impact on order rates and IDEX’s results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the company’s filings with the SEC. The forward-looking statements included in this presentation and discussion are only made as of today’s date, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information in this presentation and discussion. This presentation contains non-GAAP financial information. Reconciliations of non-GAAP measures are included either in this presentation or our earnings release for the three-month period ending September 30, 2016, which is available on our website. 3

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries $100 $105 $110 $115 Q3 $105 $114 2015 2016 16.0% 18.0% 20.0% 22.0% Q3 21.5% 20.9% 2015 2016 $0.86 $0.88 $0.90 $0.92 $0.94 Q3 $0.89 $0.92 2015 2016 $0 $200 $400 $600 Q3 $504 $530 2015 2016 4 IDEX Q3 Financial Performance Sales Adjusted EPS* Adjusted Operating Margin* Free Cash Flow 60 bps Decrease 3% Increase 9% Increase Sales were up 5 percent with Free Cash Flow of $114 million or 163 percent of net income (Dollars in millions, excl. EPS) Organic: 2% Decrease * Q3’15 adjusted for restructuring expenses ($4.7M) and the gain on divestiture ($18.1M), while Q3’16 adjusted for the net loss on divestitures ($2.1M).

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 5 Fluid & Metering Orders Sales Q3 Sales Mix: Organic 0% Divestiture (1%) Fx (1%) Reported Sales (2%) Q3 Summary:  Water market remains solid with positive outlook for remainder of the year  Industrial market remains stable, but still down year-over-year  Energy mobile and LPG markets are tough while aviation market remains solid  Ag remains soft, but it feels like we’ve hit the bottom Adjusted Operating Margin* Industrial market continues to be a challenge to growth in FMT $0 $100 $200 $300 Q3 $210 $204 2015 2016 21.0% 23.0% 25.0% 27.0% Q3 23.3% 26.7% 2015 2016 $0 $100 $200 $300 Q3 $212 $208 2015 16 340 bps Increase Organic: 1% Decrease Organic: Flat * Q3’15 adjusted for restructuring expenses ($2.5M). (Dollars in millions)

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 6 Health & Science Orders Sales Adjusted Operating Margin* Q3 Sales Mix: Organic (1%) Acquisition/Divestiture 2% Fx (2%) Reported Sales (1%) Q3 Summary:  Scientific Fluidics remains strong and continues to exceed expectations  Pharma market remains strong, especially in Asia  Industrial distribution remains a major challenge  Sealing continues to be driven by strength in semiconductor market while the oil & gas market is weak Solid 4 percent organic order growth – SFC Koenig acquired on September 1st $0 $50 $100 $150 $200 Q3 $177 $186 2015 2016 $0 $50 $100 $150 $200 Q3 $185 $184 2015 2016 19.0% 20.0% 21.0% 22.0% Q3 21.7% 20.3% 2015 2016 Organic: 4% Increase Organic: 1% Decrease 140 bps Decrease * Q3’15 adjusted for restructuring expenses ($1.8M). (Dollars in millions)

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 7 Fire & Safety / Diversified Products Orders Sales Adjusted Operating Margin* Q3 Summary:  Integration of Akron Brass and AWG, although in the early stages, is progressing extremely well  Dispensing seeing strength across the globe with our X-Smart product in strong demand  Band-It’s transportation market continues to show solid growth Organic order increase of 4 percent Q3 Sales Mix: Organic (6%) Acquisitions 38% Fx (2%) Reported Sales 30% $0 $50 $100 $150 Q3 $99 $140 2015 2016 Organic: 4% Increase $0 $50 $100 $150 Q3 $107 $139 2015 2016 15.0% 20.0% 25.0% 30.0% 35.0% Q3 30.7% 23.2% 2015 2016 Organic: 6% Decrease 750 bps Decrease * Q3’15 adjusted for restructuring expenses ($0.3M). (Dollars in millions)

Outlook: 2016 Guidance Summary

Q4 2016

- Adjusted EPS estimate range: $0.92 – $0.94
- Organic revenue growth: 1%
- Adjusted operating margin: ~ 19.5% (including $5 million of inventory fair value step-up charge for SFC)
- Tax rate: ~ 27%
- Fx impact: ~1.0% topline headwind, based on September 30, 2016 Fx rates

FY 2016

- Adjusted EPS estimate range: $3.72 – $3.74
- Organic revenue growth: ~ -1%
- Adjusted operating margin: 20.5%
- Fx impact: ~1.0% topline headwind, based on September 30, 2016 Fx rates
- Tax rate: ~ 27.5%
- Other modeling items
  - Cap Ex: ~ $40M
  - Free Cash Flow will be ~120% of net income
  - Share repurchases: ~ net 1% reduction
  - EPS estimate excludes all future acquisitions/divestitures and associated costs, pension settlement charges and restructuring costs

IDEX | Trusted Solutions, Improving Lives™
Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries
IDEX Proprietary & Confidential
8